Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Second Amendment”), dated as of December 7, 2015, is made among NANOSPHERE, INC., a Delaware corporation (the “Borrower”), NSPH FUNDING LLC, a Delaware limited liability company (“NSPH”), in its capacity as collateral agent (in such capacity, “Collateral Agent”) and the Lenders listed on Schedule 1.1 of the Loan and Security Agreement (as defined below) or otherwise a party hereto from time to time, including NSPH and SWK FUNDING LLC, a Delaware limited liability company (“SWK”), each in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”).

The Borrower, the Lenders and the Collateral Agent are parties to a Loan and Security Agreement dated as of May 14, 2015 (the “Loan and Security Agreement”). The Borrower has requested that the Lenders agree to certain amendments to the Loan and Security Agreement. The Lenders have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Loan and Security Agreement. All capitalized terms used in this Second Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this Second Amendment and are incorporated herein by this reference.

SECTION 2 Amendments to the Loan and Security Agreement.

(a) The Loan and Security Agreement shall be amended as follows effective as of the Second Amendment Effective Date:

(i) New Definition. The following definition is added to Section 1.4 in its proper alphabetical order:

“Adjusted Cash Flow” means, for any period, an amount (which may be a negative number) equal to the sum of (a) Net Income, plus (b) Depreciation and Amortization, plus (c) Non-Cash Operating Expenses, minus (d) Capital Expenditures.

“Atlas Assay” means diagnostic tests to be run on the Atlas System.

“Atlas System” means Borrower’s next generation Product platform in development as of the Second Amendment Effective Date.

“Assay Milestone Date” is the date that Borrower has (i) submitted to the FDA as a 510(k) premarket notification submission the first Atlas Assay developed for the Atlas System (which, for the avoidance of doubt, must occur prior to September 30, 2016), and (ii) delivered to Collateral Agent evidence that it has achieved the Amortization Threshold for the most recently completed fiscal quarter; in each case subject to verification and supporting evidence reasonably requested by Collateral Agent.

“Depreciation and Amortization” means, for any period, an amount equal to the sum of all depreciation and amortization expenses of Borrower for such period, as determined in accordance with GAAP.

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“Net Income” means, for any period, the net income (or loss, if a negative number) of Borrower as set forth or reflected on the most recent income statement of Borrower prepared in accordance with GAAP.

“Non-Cash Operating Expenses” means, for any period, items (excluding Depreciation and Amortization) contained in the cash flow statement caption “Adjustments to reconcile net loss to net cash used in operating activities.” as set forth or reflected on the most recent income statement of Borrower prepared in accordance with GAAP.

“Second Amendment Effective Date” means the date upon which Borrower has satisfied (to the satisfaction of Collateral Agent in its sole discretion) the conditions precedent set forth in Section 3 (Conditions to Effectiveness) of that certain Second Amendment to Loan and Security Agreement, dated as of December 7, 2015, by and among Borrower, Collateral Agent, and the Lenders.

“Second Amendment Warrants” means any of those certain Warrants to Purchase Stock, dated on or about the Second Amendment Effective Date, issued by Borrower in favor of a Lender or such Lender’s Affiliates, all as may be amended, restated, or otherwise modified or supplemented from time to time.

“Third Draw Period” is the period commencing on the Assay Milestone Date and ending on November 15, 2016.

(ii) Definition of “Amortization Threshold”. The definition of “Amortization Threshold” in Section 1.4 is amended and restated to read as follows:

“Amortization Threshold” means the Borrower continuing to maintain, for each fiscal quarter, an Adjusted Cash Flow, measured on the last day of each fiscal quarter for the immediately concluded fiscal quarter, at levels equal to or greater than the thresholds in the table below:

Quarter	Adjusted Cash Flow
Quarter beginning January 1, 2016	-$	6,500,000
Quarter beginning April 1, 2016	-$	6,300,000
Quarter beginning July 1, 2016	-$	6,000,000
Quarter beginning October 1, 2016	-$	4,600,000
Quarter beginning January 1, 2017	-$	3,500,000
Quarter beginning April 1, 2017	-$	3,900,000
Quarter beginning July 1, 2017	-$	1,400,000
Quarter beginning October 1, 2017		$200,000
Quarter beginning January 1, 2018		$1,500,000
Quarter beginning April 1, 2018		$1,300,000
Quarter beginning July 1, 2018		$1,200,000
Quarter beginning October 1, 2018		$2,600,000
Quarter beginning January 1, 2019		$4,300,000
Quarter beginning April 1, 2019		$2,500,000
Quarter beginning July 1, 2019		$2,400,000
Quarter beginning October 1, 2019		$4,900,000

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(iii) Definition of “Milestone Date”. The definition of “Milestone Date” in Section 1.4 is amended and restated to read as follows:

“Milestone Date” is the date that Borrower has achieved, prior to May 14, 2016, (i) trailing six (6) month revenue under GAAP of at least Twelve Million Dollars ($12,000,000.00) during any consecutive six (6) month period, measured monthly on an unaudited basis for any month for which audited financial statements are not available; and (ii) no less than 100 cumulative new unit placements (such placements having not been in existence as of January 1, 2015) during any consecutive twelve (12) month period, measured monthly; in each case subject to verification and supporting evidence reasonably requested by Collateral Agent.

(iv) Definition of “Warrant”. The definition of “Warrant” in Section 1.4 is amended and restated to read as follows:

“Warrant” means any of (a) that certain Warrant to Purchase Stock dated as of the Effective Date issued by Borrower in favor of a Lender or such Lender’s Affiliates, (b) the Second Amendment Warrants, or (c) any other warrant entered into in connection with the Term Loan, all as may be amended, restated, or otherwise modified or supplemented from time to time.

(v) Section 2.2. Section 2.2(a)(ii) is hereby amended and restated as follows:

(ii) Subject to the terms and conditions of this Agreement, after the Second Amendment Effective Date, the Lenders agree, severally and not jointly, (x) during the Second Draw Period, upon the request of Borrower, to make term loans to Borrower in an aggregate principal amount up to Five Million Dollars ($5,000,000) in one advance according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto; provided, that such loans pursuant to this clause (x) shall be made at the sole discretion of each Lender to the extent Borrower fails to satisfy the Amortization Threshold for any quarter during such Second Draw Period, and (y) during the Third Draw Period, upon the request of Borrower, to make term loans to Borrower in an aggregate principal amount up to Five Million Dollars ($5,000,000) in one advance according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto; provided, that such loans pursuant to this clause (y) shall be made at the sole discretion of each Lender to the extent Borrower fails to satisfy the Amortization Threshold for any quarter during such Third Draw Period (such term loans referenced in clauses (x) and (y) are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”; each Term A Loan or Term B Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans and the Term B Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term B Loan may be re-borrowed.

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(vi) Section 7.14. Section 7.14 is hereby amended and restated as follows:

7.14 Financial Covenant. Borrower shall not permit its cash on deposit in a Collateral Account subject to a Control Agreement in favor of the Collateral Agent to be less than (a) Three Million Dollars ($3,000,000.00) prior to the First Amendment Effective Date, (b) Four Million Dollars ($4,000,000.00) on and after the First Amendment Effective Date but prior to the earlier of (i) the earlier of (x) the Milestone Date, or (y) May 14, 2016, or (ii) the Funding Date of any portion of the Term B Loan pursuant to Section 2.2(a)(ii)(x), and (c) Five Million Dollars ($5,000,000.00) upon the earlier of (i) the earlier of (x) the Milestone Date, or (y) May 14, 2016, or (ii) the Funding Date of any portion of the Term B Loan pursuant to Section 2.2(a)(ii)(x).

(vii) Section 7.16. Section 7.16 is hereby amended and restated as follows:

7.16 Reserved.

(b) References Within Loan and Security Agreement. Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Second Amendment.

SECTION 3 Conditions of Effectiveness. The effectiveness of Section 2 of this Second Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a) This Second Amendment. The Collateral Agent shall have received this Second Amendment, executed by the Collateral Agent, the Lenders and the Borrower.

(b) Fees and Expenses. The Borrower shall have paid (i) all invoiced costs and expenses then due in accordance with Section 5(d), and (ii) all other fees, costs and expenses, if any, due and payable as of the Second Amendment Effective Date under the Loan and Security Agreement.

(c) Equity Raise. Borrower shall not fail to receive, following the First Amendment Effective Date, in an aggregate amount of at least Ten Million Dollars ($10,000,000.00), gross proceeds from any combination of either or both of the following: (i) upfront, milestone or royalty payments in connection with Permitted Licenses, distribution, or collaboration agreements, in each case as permitted hereunder and subject to terms and conditions reasonably acceptable to Collateral Agent, or (ii) a bona fide equity financing from investors, provided that such equity financing shall not permit, or include any provision, permitting redemption, “clawbacks” or similar rights to any proceeds funded, liquidated damages, escrow or deposit arrangements, blocked account provisions, limitations on the use of any proceeds, setoff or similar rights with respect to the proceeds of such transaction or any other funds, or other restrictions encumbering or limiting the use of the net proceeds from such transaction or series of related transactions, in each case subject to verification by Collateral Agent (including supporting documentation reasonably requested by Collateral Agent).

(d) The Warrants. The Collateral Agent shall have received the Second Amendment Warrants, which shall consist of (i) a warrant issued to “NSPH Funding LLC” in the amount of 300,000 shares, and (ii) a warrant issued to “SWK Funding LLC” in the amount of 200,000 shares, each such warrant to be issued by Borrower on or before the Second Amendment Effective Date in form and substance acceptable to Collateral Agent and such Lender, together with a registration rights agreement, which shall relate only to the Second Amendment Warrants, in form and substance satisfactory to the Collateral Agent and each Lender (provided, that for the avoidance of doubt, such registration rights agreement shall encompass all of the registration rights to the Second Amendment Warrants).

(e) Representations and Warranties; No Default. On the Second Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:

(i) The representations and warranties contained in Section 4 shall be true and correct on and as of the Second Amendment Effective Date as though made on and as of such date; and

(ii) There exist no Events of Default or events that with the passage of time would result in an Event of Default.

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SECTION 4 Representations and Warranties. To induce the Lenders to enter into this Second Amendment, the Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof. For the purposes of this Section 4, (i) each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Second Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date); (b) that there has not been and there does not exist a Material Adverse Change; and (c) that the information included in the Perfection Certificate delivered to Collateral Agent on the Effective Date remains true and correct.

SECTION 5 Miscellaneous.

(a) Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lenders’ and the Collateral Agent’s execution and delivery of, or acceptance of, this Second Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. The Borrower hereby reaffirms the grant of security under Section 4.1 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Obligations under the Loan and Security Agreement, including without limitation any Term Loans funded on or after the Second Amendment Effective Date, as of the date hereof.

(b) Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Second Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Collateral Agent shall have received notice from such Lender prior to the Second Amendment Effective Date specifying its objection thereto.

(c) No Reliance. The Borrower hereby acknowledges and confirms to the Collateral Agent and the Lenders that the Borrower is executing this Second Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(d) Costs and Expenses. The Borrower agrees to pay to the Collateral Agent within ten (10) days of its receipt of an invoice (or on the Second Amendment Effective Date to the extent invoiced on or prior to the Second Amendment Effective Date), the out-of-pocket costs and expenses of the Collateral Agent and the Lenders party hereto, and the fees and disbursements of counsel to the Collateral Agent and the Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Second Amendment and any other documents to be delivered in connection herewith on the Second Amendment Effective Date or after such date.

(e) Binding Effect. This Second Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(f) Governing Law. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE

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GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(g) Complete Agreement; Amendments. This Second Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Second Amendment and the Loan Documents merge into this Agreement and the Loan Documents.

(h) Severability of Provisions. Each provision of this Second Amendment is severable from every other provision in determining the enforceability of any provision.

(i) Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed counterpart of a signature page of this Second Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(j) Loan Documents. This Second Amendment and the documents related thereto shall constitute Loan Documents.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment, as of the date first above written, to be effective as of the Second Amendment Effective Date.

BORROWER:

NANOSPHERE, INC.

By:	/s/ Michael K. McGarrity
Name:	Michael K. McGarrity
Title:	CEO

COLLATERAL AGENT AND LENDER:

NSPH Funding LLC

By:	/s/ Stephen J. DeNelsky
Name:	Stephen J. DeNelsky
Title:	President

LENDER:

SWK FUNDING LLC

By: SWK Holdings Corporation its sole Manager

By:	/s/ Winston Black
Name:	Winston Black
Title:	Managing Director

[Signature Page to Second Amendment to Loan and Security Agreement]